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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         Listed below, as of October 31, 2003, are the significant subsidiaries of the Company and their jurisdictions of organization. All of such subsidiaries are either directly or indirectly wholly owned by the Company. Other subsidiaries of the Company have been omitted because, considered in the aggregate, they would not constitute a significant subsidiary.

                                            Jurisdiction of
Name of Subsidiary                            Organization
------------------                            ------------
100% Owned

CUNO Europe S.A.                            France
CUNO Pacific, Pty. Ltd.                     Australia
CUNO Filtration Asia Pte. Ltd.              Singapore
CUNO K.K.                                   Japan
CUNO Latina Ltda                            Brazil
CUNO SarL                                   Italy
CUNO GmbH                                   Germany
CUNO Ltd.                                   United Kingdom
CUNO Filtration System Shanghai
      Company                               China